UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2022 (December 09, 2022)

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(Address of principal executive offices) (Zip Code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Explanatory Note

On December 15, 2022, Applied UV, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Filing”) to report that the Company, SteriLumen, Inc., a wholly owned subsidiary of the Company (“SteriLumen”), Munn Works, LLC, a wholly owned subsidiary of the Company (“MunnWorks” and together with SteriLumen, the “Subsidiaries”) and Pinnacle Bank (the “Lender”) entered into the Loan and Security Agreement, dated December 9, 2022, as amended by the First Modification to Loan and Security Agreement and Loan Documents, dated December 9, 2022 (the “Loan Agreement”). This Form 8-K/A amends and supplements the Initial Filing to report an amendment to the Loan Agreement in the form of the Second Modification to Loan and Security Agreement and Loan Documents, dated December 26, 2022 among the Company, the Subsidiaries and the Lender (the “Second Modification Agreement”).

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Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2022 the Company, the Subsidiaries and the Lender entered into the Second Modification Agreement, which amends the Loan Agreement to allow the Company to make certain (i) acquisitions and (ii) distributions on its capital stock. The Second Modification Agreement allows the Company to acquire domestic entities, businesses, business divisions or product lines so long as the following conditions are met:

(i)	no event of default under the Loan Agreement exists or will result from the consummation of the acquisition;
(ii)	the same general line of business as the business of the Company or any of its Subsidiaries is being acquired;
(iii)	the Lender shall be granted, and obtain, a first priority perfected security interest in all of the assets of the acquired business;
(iv)	if the acquisition is of an entity, such entity shall become a borrower or guarantor under the Loan Agreement, as amended;
(v)	the entity or the assets that are the subject of the acquisition shall not have any debt that is prohibited by the negative covenants contained in the Loan Agreement;
(vi)	the acquisition shall be funded by (x) equity investment, (y) debt that is in a form and amount acceptable to the Lender, and/or (z) advances under the Loan Agreement provided that after giving effect to such advances the Company has at least $100,000 in excess availability under the Loan Agreement;
(vii)	thirty (30) days’ prior written notice (10 days for the PURO Lighting, LLC and LED Supply, LLC acquisitions) of the acquisition is given to the Lender; and
(viii)	the definitive final acquisition agreement and related documents shall be reasonably satisfactory in form and content to Lender, which determination shall not be unreasonably withheld.

Second Modification Agreement also amends the Loan agreement to allow the Company to make distributions on its capital stock without breaching the Loan Agreement as long as no event of default under the Loan Agreement exists or will occur as result of such distributions and the Company is in compliance with the minimum cash requirement of $1,000,000 as set forth in Section 6.14 of the Loan Agreement.

The foregoing description of the Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Modification Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference and the Loan Agreement, originally filed with the Initial Filing as Exhibit 10.1 and Exhibit 10.2 and each is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K above regarding the Second Modification Agreement is incorporated by reference in response to this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Loan and Security Agreement dated as of December 9, 2022, by and between the Company, SteriLumen, Inc., Munn Works, LLC and Pinnacle Bank
10.2*	First Modification to Loan and Security Agreement and Loan Documents dated as of December 9, 2022, by and between the Company, SteriLumen, Inc., Munn Works, LLC and Pinnacle Bank
10.3	Second Modification to Loan and Security Agreement and Loan Documents dated as of December 26, 2022, by and between the Company, SteriLumen, Inc., Munn Works, LLC and Pinnacle Bank
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*Previously filed with the Current Report on Form 8-K filed on filed on December 15, 2022

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: December 28, 2022	By:	/s/ Mike Riccio
	Name:	Mike Riccio
	Title:	Chief Financial Officer

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